        As filed with the Securities and Exchange Commission on August 29,1997
                                                   Registration No. 33-_________

-------------------------------------------------------------------------------
                           SECURITIES AND EXCHANGE COMMISSION
                                    WASHINGTON, D. C.
                       __________________________________________

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                       __________________________________________

                                SOTHEBY'S HOLDINGS, INC.
                 (Exact name of registrant as specified in its charter)

    Michigan                                               38-2478409
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                        Identification Number)

                                500 North Woodward Avenue
                                        Suite 100
                            Bloomfield Hills, Michigan  48304
                        (Address of principal executive offices)

                SOTHEBY'S HOLDINGS, INC. PERFORMANCE SHARE PURCHASE PLAN
                                (Full title of the plan)

                       __________________________________________

                                   William S. Sheridan
                                   c/o Sotheby's, Inc.
                                    1334 York Avenue
                                New York, New York  10021
                                     (212)  606-7000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)



                                                       CALCULATION OF REGISTRATION FEE



                                                      Proposed            Proposed
                                                      maximum             maximum             Amount of
Title of securities to be    Amount to be        offering price per       aggregate      registration fee
     registered               registered              share (1)        offering price
Class A Limited Voting
Common Stock                 2,000,000                $18.5625           $37,125,000           $11,250


(1) Computed, pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Class A Limited Voting Common Stock as reported on the New York Stock Exchange Composite Tape on August 26, 1997.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The Registrant incorporates by reference: (1) its Annual Report on Form 10-K for the year ended December 31, 1996; (2) its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; and (3) its Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, each filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 ("the Exchange Act"). All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

    The response to Item 4 of the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on April 5, 1996, Registration Statement No. 33-302315 (the "1996 Form S-8") is incorporated by reference.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    The response to Item 5 of the 1996 Form S-8 is incorporated by reference.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The response to Item 6 of the 1996 Form S-8 is incorporated by reference.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT NUMBER

         5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

         23(a)   Consent of Deloitte & Touche LLP.

         23(b)   Consent of Miro Weiner & Kramer (included in Exhibit 5).

         24      Powers of Attorney.

ITEM 9.  UNDERTAKINGS.

    The response to Item 9 of the 1996 Form S-8 is incorporated by reference.

                                      SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of August, 1997.

                                  SOTHEBY'S HOLDINGS, INC.



                                  By:  /S/ DIANA D. BROOKS
                                       -----------------------------------
                                       Diana D. Brooks, President and Chief
                                       Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

    SIGNATURE                          TITLE                         DATE

     *                              Chairman of the Board       August 28, 1997
-------------------------------
A. Alfred Taubman

     *                            Vice Chairman of the Board    August 28, 1997
-------------------------------
Max M. Fisher

     *                            Deputy Chairman of the Board  August 28, 1997
-------------------------------
Lord Camoys

/S/ DIANA D. BROOKS               President, Chief Executive    August 28, 1997
-------------------------------     Officer, and Director
Diana D. Brooks

     *                            Executive Vice President,     August 28, 1997
-------------------------------   Chief Operating Officer,
Kevin A. Bousquette                    and Director

/S/ WILLIAM S. SHERIDAN           Senior Vice President and     August 28, 1997
-------------------------------   Chief Financial Officer
William S. Sheridan


     *                                    Director              August 28, 1997
-------------------------------
Conrad Black

     *                                    Director              August 28, 1997
-------------------------------
Viscount Blakenham

     *                                    Director              August 28, 1997
-------------------------------
Walter J. P. Curley

     *                                    Director              August 28, 1997
-------------------------------
The Rt. Hon. The Earl of Gowrie

     *                                    Director              August 28, 1997
-------------------------------
The Marquess of Hartington

     *                                    Director              August 28, 1997
-------------------------------
Henry R. Kravis

     *                            Chairman, Sotheby's Europe,   August 28, 1997
-------------------------------           Director
Simon De Pury

/S/PATRICIA CARBERRY              Vice President, Controller,   August 28, 1997
-------------------------------   and Chief Accounting
Patricia Carberry                         Officer


*By: /S/ WILLIAM S. SHERIDAN
    ----------------------------
    William S. Sheridan
    Attorney-in-Fact

                             SOTHERBY'S HOLDINGS, INC.


                                   EXHIBIT INDEX


EXHIBIT
NUMBER                           TITLE OF EXHIBIT
-------                          ----------------

5 Opinion of Miro Weiner & Kramer, counsel to the Registrant, as to the legality of the shares.

23(a)     Consent of Deloitte & Touche LLP.

23(B)     Consent of Miro Weiner & Kramer (included in Exhibit 5).

24        Powers of Attorney.